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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    The Board of Directors:  ICOS Corporation

    We consent to the use of our report incorporated herein by reference. Our report refers to a change in the method of accounting for investments effective January 1, 1994.



/s/ KPMG Peat Marwick LLP
KPMG Peat Marwick LLP
Seattle, Washington
July 18, 1996